UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2004

3Com Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, MA 01752

(Address of principal executive offices, including zip code)

(508) 323-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 13, 2004, 3Com Corporation, a Delaware corporation (“3Com”) announced it has entered into an Agreement and Plan of Merger, dated as of December 13, 2004 (the “Merger Agreement”), by and among 3Com, Topaz Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of 3Com (“Merger Sub”), and TippingPoint Technologies, Inc., a Delaware corporation (“TippingPoint”) pursuant to which Merger Sub will be merged with and into TippingPoint (the “Merger”), with TippingPoint surviving the merger as a wholly owned subsidiary of 3Com. The purchase price is $47.00 in cash per outstanding TippingPoint share. The total purchase price is currently estimated to be approximately $430 million including acquisition costs and assumed options.  The transaction has been approved by both companies’ boards of directors and is subject to the approval of TippingPoint’s stockholders, regulatory approvals and other customary closing conditions.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

3Com is a party to voting agreements and proxies with each of John McHale, the McHale-Mathesson Foundation, Paul Zito, Z Start I, L.P., the McHale Family Trust, Donald K. McKinney, the McKinney Family Trust, Watershed Capital I, L.P., James E. Cahill, Craig Cantrell, Marc Willebeek-LeMair, and James Hamilton providing that while the voting agreement is in effect their shares of TippingPoint common stock and any additional shares acquired by them after the date of the voting agreement will be voted in favor of the proposed Merger and against any proposal that would prevent, impede, delay or adversely affect the Merger.  The shares subject to the voting agreement and proxies represent a majority of TippingPoint issued and outstanding shares.  TippingPoint is also a party to the voting agreements.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated December 13, 2004, by and among 3Com Corporation, Topaz Acquisition Corporation and TippingPoint Technologies, Inc.

99.1	Press release dated December 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3Com Corporation
a Delaware corporation

By:	/s/ Donald M. Halsted, III
Donald M. Halsted, III
Executive Vice President and Chief Financial Officer

Date:  December 15, 2004

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated December 13, 2004, by and among 3Com Corporation, Topaz Acquisition Corporation and TippingPoint Technologies, Inc.

99.1	Press release dated December 13, 2004.